Exhibit 4

Disclaimer Additional Information and Where to Find It The tender offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Mobileye N.V. (“Mobileye”) or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Intel and one or more of its subsidiaries and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Mobileye. The offer to purchase all of the issued and outstanding ordinary shares of Mobileye will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the tender offer statement on Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF MOBILEYE ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. at the transaction website (http://intelandmobileye.transactionannouncement.com), or by directing such requests to the Information Agent for the tender offer that will be named in the tender offer statement on Schedule TO. Forward-Looking Statements This document contains forward-looking statements related to the proposed transaction between Intel and Mobileye, including statements regarding the benefits and the timing of the transaction as well as statements regarding the companies’ products and markets. Words such as "anticipate,” “believe," “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should," “would” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on management’s expectations as of the date they were first made and involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction: the ability of the parties to Agree I have read and agree to the terms of this website.

intel Mobileye ANNOUNCEMENT MATERIALS INVESTOR MATERIALS SEC FILINGS VISUAL ASSETS Email Updates E-mail Intel Contact Information Media Cara Walker 503-696-0831 cara.walker@intel.com Investors Mark Henninger 408-653-9944 mark.h.henninger@intel.com Mobileye Contact Information Media Alexis Blais 203-682-8270 mobileyepr@icrinc.com Investors Dan Galves 718-799-9125 dan.galves@mobileye.com Intel and Mobileye announced on March 13 that they have entered into a definitive agreement pursuant to which Intel will acquire Mobileye. Under the terms of the agreement, a subsidiary of Intel will commence a tender offer to acquire all of the issued and outstanding ordinary shares of Mobileye for $63.54 per share in cash, representing a fully-diluted equity value of approximately $15.3 billion and an enterprise value of $14.7 billion. The acquisition will couple the best-in-class technologies from both companies, including Intel’s high-performance computing and connectivity expertise and Mobileye’s leading computer vision expertise to create automated driving solutions from the cloud through the network to the car. The combination is expected to accelerate innovation for the automotive industry and position Intel as a leading technology provider in the fast-growing market for highly and fully autonomous vehicles. Intel estimates the vehicle systems, data and services market opportunity to be up to $70 billion by 2030. The transaction extends Intel’s strategy to invest in data-intensive market opportunities that build on the company's strengths in computing and connectivity from the cloud, through the network, to the device. If you would like an email notification when new items are posted to this site, please provide us with your email address in the form located on the upper right-hand corner of this page. Announcement Materials 03/13/2017 Press Release: Intel to Acquire Mobileye 03/13/2017 Intel CEO Message to Intel Employees 03/13/2017 Mobileye Senior Management Message to Mobileye Employees SEC Filings 03/13/2017 Intel 8-K (TO-C) 03/13/2017 Mobileye 6-K Investor Materials 03/13/2017 Presentation: Intel to Acquire Mobileye 03/13/2017 FAQ 03/13/2017 Investor Call Webcast Replay Click here for visual Assests © 2017 Intel acquisition of Mobileye. All rights reserved. • Important Information